                                                                    Exhibit 11.1
                                                                          1 of 2


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                                Twelve Months Ended September 30,
                                                             -------------------------------------------------------------------
                                                                       1997                                    1996
                                                             ------------------------------         ----------------------------
                                                                                  Fully                                   Fully
                                                              Primary            Diluted             Primary             Diluted
                                                             ---------         -----------           -----------       -----------

     I.  Weighted Shares Outstanding, Net of Treasury
            Stock Outstanding - Beginning of Period:            6,693,646        6,693,646             6,693,646         6,693,646

                 Options and warrants exercised                    40,512           40,512                     -                 -

                 Stock repurchased                              (970,113)        (970,113)

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised             21,985           63,029                25,191            21,506
                                                            -------------    -------------         -------------     -------------

   III.  Weighted Average Shares and Equivalent Shares          5,786,030        5,827,074             6,718,837         6,715,152
                                                              ===========      ===========           ===========       ===========

    IV.  Net Income                                          $     26,866     $     26,866          $     25,074      $     25,074
                                                             ============     ============          ============      ============

     V.  Net Income Per Share                              $         4.64   $         4.61        $         3.73    $         3.73
                                                           ==============   ==============        ==============    ==============


                                                                    Exhibit 11.1
                                                                          2 of 2

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                                 Three Months Ended September 30,
                                                             -------------------------------------------------------------------
                                                                       1997                                    1996
                                                             ------------------------------         ----------------------------
                                                                                  Fully                                   Fully
                                                              Primary            Diluted             Primary             Diluted
                                                             ---------         -----------           -----------       -----------


     I.  Weighted Shares Outstanding, Net of Treasury
            Stock Outstanding - Beginning of Period:            5,322,296        5,322,296             6,693,646         6,693,646

                 Options and warrants exercised                       407              407                     -                 -

                 Stock repurchased                              (500,094)         (500,094)

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised             29,959           34,686                29,041            21,773
                                                            -------------    -------------         -------------     -------------

   III.  Weighted Average Shares and Equivalent Shares          4,852,568        4,857,295             6,722,687         6,715,419
                                                              ===========      ===========           ===========       ===========

    IV.  Net Income                                         $       1,357    $       1,357          $     12,630      $     12,630
                                                            =============    =============          ============      ============

     V.  Net Income Per Share                             $           .28  $           .28        $         1.88    $         1.88
                                                          ===============  ===============        ==============    ==============

